Exhibit h(i)(a) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT 1

CONTRACT

DATE                 INVESTMENT COMPANY
                        Portfolios
                           Classes

12/1/94              First Priority Funds

                        First Priority Fixed Income Fund

                           Investment Shares
                           Trust Shares

                        First Priority Equity Fund
                           Investment Shares
                           Trust Shares

                        First Priority Limited Maturity Government Fund

                    First Priority Treasury Money Market Fund

                           Investment Shares
                           Trust Shares